TVI Corporation Announces First-Quarter

2005 Financial Results

Revenue Growth Reflects Moderation in First Responder Equipment Spending;

Company Updates 2005 Guidance

GLENN DALE, MD -- May 3, 2005 -- TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies, today announced its financial results for the quarter ended March 31, 2005.

First-Quarter 2005 Results

- Revenue increased 3 percent to $8.9 million from $8.6 million for the first quarter of 2004.

- Net income was $1.5 million, or $0.05 per diluted share, compared with $1.6 million, or $0.05 per diluted share, reported for the first quarter of 2004.

- Operating income was $2.4 million, compared with $2.6 million for the first quarter of 2004.

- Backlog of purchase orders and distributor commitments at March 31, 2005 was $6.2 million, compared with $4.5 million at December 31, 2004.

Comments on the First Quarter

"First responder preparedness is taking on increased importance as part of broader homeland security initiatives in the U.S. and abroad, and budgets are robust," said Rick Priddy, President and CEO of TVI Corporation. "However, purchasing activity has slowed as first responder agencies more carefully assess their equipment needs. As a result, our first-quarter results trailed the performance we have seen in the past several quarters."

"Despite the decreased spending levels, during the first quarter, TVI raised its profile as a leading provider of decontamination shelters and other critical components of effective first responder systems," continued Priddy. "We secured follow-on orders from Wisconsin for decontamination systems and from Maryland for mobile emergency power systems, one of the new products we introduced in 2004 to broaden our portfolio and capture additional market share. Our new product development initiatives have resulted in considerable success for TVI in the past year, and we expect that trend to continue in 2005 as we bring new products to market."

"We also progressed with our filter canister initiative in the first quarter, with Maryland Governor Robert Ehrlich joining us last month to commemorate the grand opening of our new facility," said Priddy. "We have submitted canister samples to the National Institute for Occupational Safety and Health for testing, and continue to expect that TVI will receive approval of the canister designs in the second quarter. As the only U.S.-based facility equipped for high-capacity supply, we believe our filter canister operation will offer us a substantial revenue opportunity in the coming years. We expect to begin volume production of filter canisters in the second half of 2005."

Business Outlook and Financial Guidance

"We are optimistic that homeland security and healthcare spending will ramp up later in the year, and our broad portfolio of market-leading first responder products positions us well to capitalize on the demand," Priddy said. "However, in light of our Q1 performance and continued delays in the release of budgeted homeland security funding, we now expect full-year 2005 revenue growth to be at the low end of our previously announced 25 to 35 percent range. We continue to expect that the growth will be weighted toward the second half of the year, reflecting the ramp in spending as well as the volume production of our new filter canister products."

Conference Call Information

TVI will host a conference call for investors at 11:00 a.m. EDT this morning to discuss the Company's first-quarter 2005 financial results. To participate in the call, please dial (913) 981-5510 or (800) 289-0493. To listen to the webcast, visit the Company's website at www.tvicorp.com prior to the event's broadcast. Interested parties unable to listen to the live call may access an archived version of the call on TVI's website. The playback will be available on the website for two months.

About TVI Corporation:

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first responder systems for homeland security, hospitals, police and fire departments, the military and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company's core systems are fabric shelter structures, which employ the Company's proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI has experienced rapid growth attributable to international, federal, state and municipal government spending on homeland security. TVI's products have expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI's products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a service mark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as "should", "anticipates", "believes", "expects", "might result", "estimates" and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation of existing orders for our products; our ability to respond to product and other changes in the counter-terrorism, military, public safety and first responder communities; adverse changes in governmental regulations; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of any businesses we may acquire; general economic and business conditions; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company's Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Richard Priddy, President & CEO (301) 352-8800 x210

Sharon Merrill Associates

Ehren Lister, Senior Associate (617) 542-5300

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

FOR THE QUARTERS ENDED MARCH 31, 2005 and 2004

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	2005	2004

NET SALES	$ 8,871	$ 8,593

COST OF SALES	4,162	4,076

GROSS PROFIT	4,079	4,517

OPERATING EXPENSES
Selling, general and administrative expenses	2,036	1,707
Research and development expenses	277	223
Total operating expenses	2,313	1,930

OPERATING INCOME	2,396	2,587

OTHER INCOME	39	15

INCOME BEFORE INCOME TAXES	2,435	2,602

PROVISION FOR INCOME TAXES	901	1,002

NET INCOME	$ 1,534	$ 1,600

EARNINGS PER COMMON SHARE - BASIC	$ 0.05	$ 0.06

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC	29,816	28,408

EARNINGS PER COMMON SHARE - DILUTED	$ 0.05	$ 0.05

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED	30,801	30,402

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

March 31, 2005 and December 31, 2004

(in thousands, except per share data)
	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 12,305	$ 13,054
Accounts receivable less allowance for doubtful accounts (2005 - $179, 2004 - $165)	6,915	4,418
Inventories	2,854	1,829
Deferred income taxes	227	227
Other current assets	640	506
Total current assets	22,941	20,034

PROPERTY, PLANT AND EQUIPMENT - NET	2,660	2,506

OTHER ASSETS
Goodwill	554	554
Intangible assets	204	148
Other assets	48	48
Total other assets	806	750

TOTAL ASSETS	$ 26,407	$ 23,290

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable -- trade	$ 2,160	$ 1,073
Accrued expenses	2,273	1,857
Total Current Liabilities	4,433	2,930

TOTAL LIABILITIES	4,433	2,930

STOCKHOLDERS' EQUITY
Preferred stock $1 par value; 1,200 shares authorized, -0- issued and outstanding	0	0
Common stock $0.01 par value; 98,800 shares authorized, issued and outstanding 29,943 and 29,771 shares in 2005 and 2004, respectively.	299	298
Additional paid in capital	14,712	14,633
Retained earnings	6,963	5,429
TOTAL STOCKHOLDERS' EQUITY	21,974	20,360

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$ 26,407	$ 23,290